Electronic Articles of Incorporation
For

THE MICHAEL NOLIN GROUP, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

THE MICHAEL NOLIN GROUP, INC.

Article II

The principal place of business address is:

212 E. HILLSBORO BLVD, SUITE 1661
DEERFIELD BEACH, FL  33441

The mailing address of the corporation is:

212 E. HILLSBORO BLVD, SUITE 1661
DEERFIELD BEACH, FL  33441

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS

Article IV

The number of shares the corporation is authorized to issue is:

650,000,000

Article V

The name and Florida street address of the registered agent is:

FGC MANAGEMENT, INC.
212 E. HILLSBORO BLVD, SUITE 1661
DEERFIELD BEACH, FL  33441

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:  RAYMOND BROWN

Article VI

The name and address of the incorporator is:

RAYMOND BROWN
212 E. HILLSBORO BLVD, SUITE 1661
DEERFIELD BEACH, FL  33441

Electronic Signature of Incorporator:  RAYMOND BROWN

Article VII

The initial officers(s) and/or directors(s) of the corporation is/are:

Title CHR
MICHAEL J NOLIN
13383 CAMPUS DRIVE
OAKLAND, CA  94619 US

Title DIR
GREG KOPE
5318 WESTGROVE DRIVE
DALLAS, TX  75248  US

Title DIR
RAYMOND BROWN
212 E. HILLSBORO BLVD, SUITE 1661
DEERFIELD BEACH, FL  33441

Article VIII

The effective date for this corporation shall be:

04/20/2017